EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2024-5C2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, Trimont LLC, as Primary Servicer for the Euclid Apartments Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Euclid Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Euclid Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Euclid Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Euclid Apartments Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Euclid Apartments Mortgage Loan, KeyBank National Association, as Primary Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the BioMed 2024 Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed 2024 Portfolio 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Towers Building D Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Moffett Towers Building D Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Moffett Towers Building D Mortgage Loan, Citibank, N.A., As Custodian for the Moffett Towers Building D Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Towers Building D Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bay Plaza Community Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Bay Plaza Community Center Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Bay Plaza Community Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Bay Plaza Community Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bay Plaza Community Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Bay Plaza Community Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bay Plaza Community Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the International Plaza II Mortgage Loan, Trimont LLC, as Primary Servicer for the International Plaza II Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the International Plaza II Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the International Plaza II Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the International Plaza II Mortgage Loan, BellOak, LLC, as Operating Advisor for the International Plaza II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Washington DC Rockville Hotel Mortgage Loan, Trimont LLC, as Primary Servicer for the Hilton Washington DC Rockville Hotel Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Hilton Washington DC Rockville Hotel Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Hilton Washington DC Rockville Hotel Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hilton Washington DC Rockville Hotel Mortgage Loan, BellOak, LLC, as Operating Advisor for the Hilton Washington DC Rockville Hotel Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Washington DC Rockville Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 175 Remsen Street Mortgage Loan, Trimont LLC, as Primary Servicer for the 175 Remsen Street Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 175 Remsen Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 175 Remsen Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 175 Remsen Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the 175 Remsen Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 175 Remsen Street Mortgage Loan, Trimont LLC, as Primary Servicer for the Atrium Hotel Portfolio 24 Pack Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Atrium Hotel Portfolio 24 Pack Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Atrium Hotel Portfolio 24 Pack Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Atrium Hotel Portfolio 24 Pack Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Atrium Hotel Portfolio 24 Pack Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Atrium Hotel Portfolio 24 Pack Mortgage Loan, Trimont LLC, as Primary Servicer for the Rockefeller Center Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Rockefeller Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rockefeller Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rockefeller Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Rockefeller Center Mortgage Loan, Trimont LLC, as Primary Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the ICONIQ Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the ICONIQ Multifamily Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the ICONIQ Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ICONIQ Multifamily Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ICONIQ Multifamily Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Queens Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Queens Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Queens Center Mortgage Loan, and Pentalpha Surveillance LCC, as Operating Advisor for the Queens Center Mortgage Loan.

Dated: March 23, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)